Exhibit 99.1

Contact:

Investors:	Media:
888-969-7879	888-969-7879
IR@travere.com	mediarelations@travere.com

Travere Therapeutics Reports Third Quarter 2025 Financial Results
U.S. net product sales of FILSPARI® (sparsentan) grew 155% year-over-year to $90.9 million in 3Q 2025; 731 new PSFs received during the quarter
Total revenue for 3Q 2025 was $164.9 million, including U.S. net product sales of $113.2 million
Retired remaining $69 million of 2025 convertible notes and achieved $40 million EU market access milestone, further strengthening financial foundation
2025 KDIGO guidelines and streamlined REMS monitoring strengthen FILSPARI’s position as a foundational, nephroprotective therapy for IgAN
Company well-positioned for potential FDA approval and commercial launch of FILSPARI for FSGS in 1Q26

SAN DIEGO, October 30, 2025 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its third quarter 2025 financial results and provided a corporate update.
“We delivered outstanding commercial performance in the third quarter, reflecting the growing role of FILSPARI as a foundational therapy in IgAN. This success underscores the strength of our commercial execution and the expanding confidence in FILSPARI among physicians and patients,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. “We continue to be pleased with the progress of our sNDA review in FSGS and are actively preparing for a potential FDA approval early next year. We are also making meaningful progress toward restarting the pivotal HARMONY Study of pegtibatinase and have positioned the company to support long-term growth. We are entering the final months of 2025 in a position of strength as we remain focused on execution and on expanding our impact for people living with rare disease.”
Financial Results for the Quarter Ended September 30, 2025
U.S. net product sales for the third quarter of 2025 were $113.2 million, compared to $61.0 million for the same period in 2024. The increase is attributable to growth in sales of FILSPARI. Total revenue for the third quarter of 2025 was $164.9 million, including recognition of a $40.0 million market-access milestone from CSL Vifor and $9.3 million of non-cash license revenue associated with the Company’s partnership with Renalys. The $40.0 million market access milestone payment was received in October 2025.
Research and development (R&D) expenses for the third quarter of 2025 were $51.9 million, compared to $51.7 million for the same period in 2024. For the nine months ended September 30, 2025, R&D expenses were $148.1 million, compared to $155.4 million for the same period in 2024. The decrease is largely attributable to lower costs associated with the development of pegtibatinase and decreased expense related to the development of sparsentan as the PROTECT and DUPLEX trials advance to completion. On a non-GAAP adjusted basis, R&D expenses were $47.8 million for the third quarter of 2025, compared to $48.4 million for the same period in 2024.
Selling, general, and administrative (SG&A) expenses for the third quarter of 2025 were $86.5 million, compared to $65.6 million for the same period in 2024. For the nine months ended September 30, 2025, SG&A expenses were $235.5 million, compared to $194.6 million for the same period in 2024. The difference is largely attributable to investment in preparations for a potential FSGS launch in January 2026, increased amortization expense related to capitalized FILSPARI royalties, and increased investment in the commercialization of FILSPARI in IgAN following full approval. On a non-GAAP adjusted basis, SG&A expenses were $63.5 million for the third quarter of 2025, compared to $49.7 million for the same period in 2024.
Total other income, net for the third quarter of 2025 was $0.8 million, compared to $1.3 million for the same period in 2024. The difference is primarily attributable to lower interest income.
Net income for the third quarter of 2025 was $25.7 million, or $0.29 per basic share, compared to a net loss of $54.8 million, or $0.70 per basic share for the same period in 2024. For the nine months ended September 30, 2025, net loss was $28.3 million, compared to $261.3 million for the same period in 2024. On a non-GAAP adjusted basis, net income for the third quarter of 2025 was $52.8 million, or $0.59 per basic share, compared to a net loss of $35.6 million, or $0.46 per basic share for the same period in 2024.
As of September 30, 2025, the Company's cash, cash equivalents, and marketable securities totaled $254.5 million, reflecting repayment of approximately $68.9 million of principal and accrued interest on its remaining 2025 convertible notes. This total does not include the $40.0 million market access milestone payment from CSL Vifor received in October 2025.

Program Updates
FILSPARI® (sparsentan) – IgAN
•U.S. net product sales totaled $90.9 million in 3Q 2025, representing 155% growth year-over-year.
•731 new patient start forms (PSFs) were received during the quarter, reflecting continued uptake among new and repeat prescribers.
•In August 2025, U.S. FDA approved a REMS modification for FILSPARI, removing the embryo-fetal toxicity REMS monitoring requirement and reducing the frequency of liver monitoring REMS to every three months for the duration of treatment.
•In September 2025, Kidney Disease Improving Global Outcomes (KDIGO) released the updated clinical practice guidelines for the treatment of IgAN that include FILSPARI for earlier, first-line use in patients at risk of progression to optimize nephroprotection in IgAN. The guidelines also feature FILSPARI as the only therapy with proven efficacy compared to optimized RASi in clinical trials — with more patients enrolled in PROTECT than in all prior RASi trials combined.
•At ASN Kidney Week 2025 (November 6-9), the Company’s presentations in IgAN will include:
◦New data from SPARTAN demonstrating that among RASI-naïve patients, FILSPARI induced anti-inflammatory and anti-fibrotic effects, regardless of disease severity, as well as favorable effects on cardiovascular risk factors.
◦Real-world data reinforcing FILSPARI’s ability to consistently lower proteinuria and preserve kidney function.
◦Two new analyses from PROTECT showing that, irrespective of time from diagnosis or severity of disease based on kidney biopsy, FILSPARI demonstrated consistent, superior and sustained proteinuria reduction compared to maximum dose irbesartan.
•The expanded SPARTAN Study, that includes post-kidney transplant patients with recurring IgAN, and the new SPARX Study, evaluating FILSPARI in post-transplant patients with recurrent IgAN or FSGS, are both open and actively recruiting.
•The Company’s partner, CSL Vifor, has commercially launched FILSPARI in Germany, Austria, Switzerland, Luxembourg, and the UK, and recently achieved a $40.0 million market access milestone that was received by Travere in October 2025.
•The Company’s partner, Renalys Pharma, Inc., expects topline results from its registrational Phase 3 clinical trial of sparsentan for the treatment of IgAN in Japan in the fourth quarter of 2025.
◦In October 2025, Renalys Pharma, Inc. entered into a definitive agreement to be acquired by Chugai Pharmaceutical Co., Ltd. Upon closing of the acquisition, Chugai will obtain exclusive rights to develop and commercialize sparsentan in Japan, South Korea, and Taiwan. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions.
FILSPARI® (sparsentan) – FSGS
•The Company’s supplemental New Drug Application (sNDA) for FILSPARI in FSGS remains under review by the FDA with a Prescription Drug User Fee Act (PDUFA) target action date of January 13, 2026. If approved, FILSPARI would be the first and only FDA-approved medicine for FSGS. In September 2025, the FDA informed the Company that following further review of the sNDA, an advisory committee is no longer needed.
•At ASN Kidney Week (November 6-9), the Company’s presentations in FSGS will include:
◦A late-breaking analysis from the DUPLEX Study demonstrating that patients treated with FILSPARI were more likely to reach proteinuria levels below 0.7 g/g when compared with the maximum labeled dose of irbesartan, and achievement of this threshold correlated with reduced risk of kidney failure irrespective of treatment arm.
◦An analysis evaluating the relationship between the magnitude of proteinuria reduction at two years with FILSPARI compared to the maximum labeled dose of irbesartan and long-term kidney outcomes in a subset of DUPLEX aligned participants in the UK National Registry of Rare Kidney Diseases (RaDaR).
◦Data showing that FILSPARI-treated children and FILSPARI-treated individuals with COL4A3-5 mutations achieved rapid and sustained reductions in proteinuria compared with the maximum labeled dose of irbesartan in the DUPLEX Study.
•In October 2025, the Company’s partner, Renalys Pharma, Inc., reached an agreement with the Japan Pharmaceuticals and Medical Devices Agency (PMDA) on registrational trial plans for FSGS and Alport syndrome in Japan.
Pegtibatinase (TVT-058) – Classical HCU
•The Company has successfully manufactured the first commercial-scale batches of pegtibatinase and is engaging with the FDA to restart enrollment in the Phase 3 HARMONY Study in 2026.
•At the 15th International Congress of Inborn Errors of Metabolism (September 2-6), the Company presented new long-term data from Cohort 6 of the Phase 1/2 COMPOSE open-label extension (OLE) Study, demonstrating that at the target dose of 2.5 mg/kg twice weekly, participants treated with pegtibatinase in the OLE maintained significant reductions in disease-related metabolite levels, including a 53.5% relative reduction in total homocysteine and a 67.1% relative reduction in methionine over 50 weeks of treatment.

Conference Call Information
Travere Therapeutics will host a conference call and webcast today, October 30, 2025, at 4:30 p.m. ET to discuss company updates as well as third quarter 2025 financial results. To participate in the conference call, dial +1 (800) 549-8228 (U.S.) or +1 (646) 564-2877 (International), conference ID 48774 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-and-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.
Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.
Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net income (loss) measures exclude from GAAP net income (loss), as applicable, stock-based compensation expense, amortization and depreciation expense, and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.

About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families, and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop, and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com.

FILSPARI® (sparsentan) U.S. Indication
FILSPARI (sparsentan) is indicated to slow kidney function decline in adults with primary immunoglobulin A nephropathy (IgAN) who are at risk for disease progression.
IMPORTANT SAFETY INFORMATION
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risk of hepatotoxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x ULN.
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI is contraindicated for use during pregnancy because it may cause fetal harm if used by pregnant patients. Therefore, in patients who can become pregnant, exclude pregnancy prior to initiation of FILSPARI. Advise use of effective contraception before the initiation of treatment, during treatment, and for two weeks after discontinuation of treatment with FILSPARI. When pregnancy is detected, discontinue FILSPARI as soon as possible.
Contraindications

FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), ERAs, or aliskiren.
Warnings and Precautions
•Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge. While no concurrent elevations in bilirubin >2-times ULN or cases of liver failure were observed in FILSPARI-treated patients in clinical trials, some ERAs have caused elevations of aminotransferases, hepatotoxicity, and liver failure. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment and then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity. Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) because monitoring hepatotoxicity in these patients may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
•FILSPARI REMS: Due to the risk of hepatotoxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Prescribers, patients, and pharmacies must be enrolled in the REMS program and comply with all requirements (www.filsparirems.com).
•Embryo-Fetal Toxicity: Based on data from animal reproduction studies, FILSPARI may cause fetal harm when administered to a pregnant patient and is contraindicated during pregnancy. The available human data for ERAs do not establish the presence or absence of fetal harm related to the use of FILSPARI. Counsel patients who can become pregnant of the potential risk to a fetus. Exclude pregnancy before initiating treatment with FILSPARI. Advise patients who can become pregnant to use effective contraception prior to initiation of treatment, during treatment, and for two weeks after discontinuation of treatment with FILSPARI. When pregnancy is detected, discontinue FILSPARI as soon as possible.
•Hypotension: Hypotension has been observed in patients treated with ARBs and ERAs. There was a greater incidence of hypotension-associated adverse events, some serious, including dizziness, in patients treated with FILSPARI compared to irbesartan. In patients at risk for hypotension, consider eliminating or adjusting other antihypertensive medications and maintaining appropriate volume status. If hypotension develops, despite elimination or reduction of other antihypertensive medications, consider a dose reduction or dose interruption of FILSPARI. A transient hypotensive response is not a contraindication to further dosing of FILSPARI, which can be given once blood pressure has stabilized.
•Acute Kidney Injury: Monitor kidney function periodically. Drugs that inhibit the renin-angiotensin system (RAS) can cause kidney injury. Patients whose kidney function may depend in part on the activity of the RAS (e.g., patients with renal artery stenosis, chronic kidney disease, severe congestive heart failure, or volume depletion) may be at particular risk of developing acute kidney injury on FILSPARI. Consider withholding or discontinuing therapy in patients who develop a clinically significant decrease in kidney function while on FILSPARI.
•Hyperkalemia: Monitor serum potassium periodically and treat appropriately. Patients with advanced kidney disease, taking concomitant potassium-increasing drugs (e.g., potassium supplements, potassium-sparing diuretics), or using potassium-containing salt substitutes are at increased risk for developing hyperkalemia. Dosage reduction or discontinuation of FILSPARI may be required.
•Fluid Retention: Fluid retention may occur with ERAs, and has been observed in clinical studies with FILSPARI. FILSPARI has not been evaluated in patients with heart failure. If clinically significant fluid retention develops, evaluate the patient to determine the cause and the potential need to initiate or modify the dose of diuretic treatment then consider modifying the dose of FILSPARI.
Most common adverse reactions
The most common adverse reactions (≥5%) are hyperkalemia, hypotension (including orthostatic hypotension), peripheral edema, dizziness, anemia, and acute kidney injury.
Drug interactions
•Renin-Angiotensin System (RAS) Inhibitors and ERAs: Do not coadminister FILSPARI with ARBs, ERAs, or aliskiren due to increased risks of hypotension, syncope, hyperkalemia, and changes in renal function (including acute renal failure).
•Strong and Moderate CYP3A Inhibitors: Avoid concomitant use of FILSPARI with strong CYP3A inhibitors. If a strong CYP3A inhibitor cannot be avoided, interrupt FILSPARI treatment. When resuming treatment with FILSPARI, consider dose titration. Monitor blood pressure, serum potassium, edema, and kidney function regularly when used concomitantly with moderate CYP3A inhibitors. Concomitant use with a strong CYP3A inhibitor increases sparsentan exposure which may increase the risk of FILSPARI adverse reactions.
•Strong CYP3A Inducers: Avoid concomitant use with a strong CYP3A inducer. Concomitant use with a strong CYP3A inducer decreases sparsentan exposure which may reduce FILSPARI efficacy.
•Antacids and Acid Reducing Agents: Administer FILSPARI 2 hours before or after administration of antacids. Avoid concomitant use of acid reducing agents (histamine H2 receptor antagonist and PPI proton pump inhibitor) with FILSPARI. Sparsentan exhibits pH-dependent solubility. Antacids or acid reducing agents may decrease sparsentan exposure which may reduce FILSPARI efficacy.
•Non-Steroidal Anti-Inflammatory Agents (NSAIDs), Including Selective Cyclooxygenase-2 (COX-2) Inhibitors: Monitor for signs of worsening renal function with concomitant use with NSAIDs (including selective COX-2 inhibitors). In patients with volume depletion (including those on diuretic therapy) or with impaired kidney function, concomitant use of NSAIDs (including selective COX-2 inhibitors) with drugs that antagonize the angiotensin II receptor may result in deterioration of kidney function, including possible kidney failure.

•CYP2B6, 2C9, and 2C19 Substrates: Monitor for efficacy of concurrently administered CYP2B6, 2C9, and 2C19 substrates and consider dosage adjustment in accordance with the Prescribing Information. Sparsentan decreases exposure of these substrates, which may reduce efficacy related to these substrates.
•P-gp and BCRP Substrates: Avoid concomitant use of sensitive substrates of P-gp and BCRP with FILSPARI. Sparsentan may increase exposure of these transporter substrates, which may increase the risk of adverse reactions related to these substrates.
•Agents Increasing Serum Potassium: Monitor serum potassium frequently in patients treated with FILSPARI and other agents that increase serum potassium. Concomitant use of FILSPARI with potassium-sparing diuretics, potassium supplements, potassium-containing salt substitutes, or other drugs that raise serum potassium levels may result in hyperkalemia.
Please see the full Prescribing Information, including BOXED WARNING, for additional Important Safety Information.

Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track,” “positioned,” “look forward to,” “will,” “would,” “may,” “might,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” or similar expressions. In addition, expressions of strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch in IgAN; statements and expectations regarding near-term and long-term growth trajectories; statements regarding the growing role of FILSPARI as a foundational, nephroprotective therapy for IgAN; statements regarding the potential for FILSPARI to be approved for the treatment of FSGS, and the expected timing thereof; statements regarding the expanding confidence in FILSPARI among physicians and patients; statements and expectations regarding the restarting of enrollment in the Company’s pivotal HARMONY Study of pegtibatinase, and the expected timing thereof; statements relating to the clinical trials and other studies described herein, expectations regarding the timing and outcome thereof, and data and presentations related thereto; statements and expectations regarding future milestone payments; statements and expectations regarding the activities of Renalys Pharma, including its registrational Phase 3 clinical trial of sparsentan for the treatment of IgAN in Japan and its pending acquisition by Chugai Pharmaceutical Co., Ltd; and statements regarding financial metrics and expectations related thereto. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the Company’s sNDA for FILSPARI in FSGS, including the timing and outcome thereof. There is no guarantee that the FDA will grant approval of FILSPARI for FSGS on the anticipated timeline, or at all. The Company also faces risks and uncertainties related to its business and finances in general, the success of its commercial products, risks and uncertainties associated with its preclinical and clinical stage pipeline, risks and uncertainties associated with the regulatory review and approval process, risks and uncertainties associated with enrollment of clinical trials for rare diseases, and risks that ongoing or planned clinical trials may not succeed or may be delayed for safety, regulatory or other reasons. Specifically, the Company faces risks associated with the ongoing commercial launch of FILSPARI in IgAN, the timing and potential outcome of its and its partners’ clinical studies, market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, risks related to the challenges of manufacturing scale-up, risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI, and risks and uncertainties related to the new administration, including but not limited to risks and uncertainties related to tariffs and the funding, staffing and prioritization of resources at government agencies including the FDA. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company’s products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors,” as included in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$110,930	$58,535
Marketable debt securities, at fair value	143,600	312,166
Accounts receivable, net	82,984	27,116
Inventory	5,548	6,200
Prepaid expenses and other current assets	28,048	12,685
Total current assets	371,110	416,702

Long-term inventory	31,999	35,656
Property and equipment, net	4,320	5,336
Operating lease right of use assets	11,464	14,295
Intangible assets, net	109,435	103,974
Other assets	10,253	18,162
Total assets	$538,581	$594,125

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,225	$23,534
Accrued expenses	105,762	86,028
Convertible debt, current portion	—	68,678
Operating lease liabilities, current portion	5,734	5,405
Other current liabilities	5,353	17,106
Total current liabilities	135,074	200,751
Convertible debt, less current portion	311,370	310,310
Operating lease liabilities, less current portion	12,645	17,191
Other non-current liabilities	5,928	6,796
Total liabilities	465,017	535,048

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; 0 issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock $0.0001 par value; 200,000,000 shares authorized; 89,456,626, and 87,452,835 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	1,550,051	1,506,315
Accumulated deficit	(1,475,442)	(1,447,167)
Accumulated other comprehensive loss	(1,054)	(80)
Total stockholders' equity	73,564	59,077
Total liabilities and stockholders' equity	$538,581	$594,125
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net product sales:
FILSPARI	$90,900	$35,619	$218,668	$82,578
Tiopronin products	22,250	25,382	65,184	70,583
Total net product sales	113,150	61,001	283,852	153,161
License and collaboration revenue	51,709	1,897	77,187	5,227
Total revenue	164,859	62,898	361,039	158,388

Operating expenses:
Cost of goods sold	1,585	1,626	7,786	5,191
Research and development	51,890	51,679	148,141	155,429
Selling, general and administrative	86,453	65,619	235,508	194,618
In-process research and development	—	—	—	65,205
Restructuring	—	123	—	1,035
Total operating expenses	139,928	119,047	391,435	421,478

Operating income (loss)	24,931	(56,149)	(30,396)	(263,090)

Other income, net:
Interest income	3,047	3,570	10,129	14,022
Interest expense	(2,751)	(2,777)	(8,452)	(8,365)
Other income (expense), net	487	520	511	(2,737)
Total other income, net	783	1,313	2,188	2,920

Income (loss) from continuing operations before income tax	25,714	(54,836)	(28,208)	(260,170)
Income tax (provision) benefit on continuing operations	(8)	84	(67)	(192)

Income (loss) from continuing operations, net of tax	25,706	(54,752)	(28,275)	(260,362)
Loss from discontinued operations, net of tax	—	(59)	—	(919)
Net income (loss)	$25,706	$(54,811)	$(28,275)	$(261,281)

Per share data:
Net income (loss) per common share, basic	$0.29	$(0.70)	$(0.32)	$(3.37)
Net income (loss) per common share, diluted	$0.28	$(0.70)	$(0.32)	$(3.37)
Weighted average common shares outstanding, basic	89,230,420	77,779,379	88,847,209	77,473,161
Weighted average common shares outstanding, diluted	102,618,560	77,779,379	88,847,209	77,473,161
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP operating income (loss)	$24,931	$(56,149)	$(30,396)	$(263,090)

R&D operating expense	(51,890)	(51,679)	(148,141)	(155,429)

Stock compensation	4,101	3,321	12,817	10,752
Non-GAAP R&D expense	(47,789)	(48,358)	(135,324)	(144,677)

SG&A operating expense	(86,453)	(65,619)	(235,508)	(194,618)

Stock compensation	7,162	4,700	20,587	16,946
Amortization & depreciation	15,788	11,239	42,606	31,464
Subtotal non-GAAP items	22,950	15,939	63,193	48,410
Non-GAAP SG&A expense	(63,503)	(49,680)	(172,315)	(146,208)

Subtotal non-GAAP items	27,051	19,260	76,010	59,162
Non-GAAP operating income (loss)	$51,982	$(36,889)	$45,614	$(203,928)

GAAP net income (loss)	$25,706	$(54,811)	$(28,275)	$(261,281)
Non-GAAP operating adjustments	27,051	19,260	76,010	59,162
Income tax provision (benefit)	8	(84)	67	192
Non-GAAP net income (loss)	$52,765	$(35,635)	$47,802	$(201,927)

Per share data:
Net income (loss) per common share	$0.59	$(0.46)	$0.54	$(2.61)
Weighted average common shares outstanding, basic	89,230,420	77,779,379	88,847,209	77,473,161

Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.